UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 22, 2011

SUNOCO, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-6841	23-1743282
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

1818 Market Street, Suite 1500, Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

(215) 977-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On November 22, 2011, Sunoco, Inc. (the “Company”) entered into a new $800 Million secured revolving credit agreement, with a syndicate of banks and financial institutions, including JPMorgan Chase Bank, N.A. as administrative agent (the “New Credit Agreement”). The New Credit Agreement replaces the Company’s existing unsecured, multi-year revolving credit facility agreement, amended and restated as of July 25, 2007, by and among the Company, various lenders party thereto, and JPMorgan Chase Bank, N.A. as administrative agent (the “Old Credit Agreement”). The Old Credit Agreement was terminated concurrently with the Company’s entry into the New Credit Agreement, and the indebtedness outstanding under the Old Credit Agreement was transferred to the New Credit Agreement.

Borrowings under the New Credit Agreement may be made up to the lesser of the total available commitments or the amount of a periodically adjusted borrowing base. The amount of the borrowing base is calculated by reference to the value of collateral that includes the Company’s eligible cash and cash equivalents; eligible crude oil and refined product inventories; certain receivables from inventory sales (other than receivables generated from sales of refined products subject to the Company’s existing securitization facility); and certain common units, representing limited partnership interests in Sunoco Logistics Partners L.P. (a publicly traded subsidiary of the Company).

The New Credit Agreement has a one-year term, and includes a letter of credit sub-facility, limited to the lesser of the entire aggregate commitment, or the borrowing base, and a $125 million sub-facility for same-day borrowings in the form of swingline loans. Borrowings under the New Credit Agreement bear interest at either a base rate, or a eurodollar rate, plus an applicable margin that varies based upon the Company’s credit rating. The Company also is required to maintain specified levels of liquidity and collateral coverage.

The foregoing brief description of the Company’s New Credit Agreement is qualified in its entirety by reference to the New Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth above under Item 1.01, relating to the Old Credit Agreement, is hereby incorporated by reference into this Item 1.02, as if fully set forth herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet
Arrangement of a Registrant

The information set forth above under Item 1.01, relating to the New Credit Agreement, is hereby incorporated by reference into this Item 2.03, as if fully set forth herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1

$800 Million Credit Agreement, dated as of November 22, 2011, by and among Sunoco, Inc., the Loan Guarantors party thereto, the Lenders party thereto, and J.P. Morgan Chase Bank, N.A., as Administrative Agent

Safe Harbor Statement

Statements contained in this report, or the exhibits to this report, that state the Company’s or its management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. The Company’s actual results could differ materially from those projected in such forward-looking statements. Factors that could affect those results include those mentioned in the documents that the Company has filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOCO, INC.
(Registrant)

Date: November 29, 2011

/s/ Joseph P. Krott
Joseph P. Krott
Comptroller
(Principal Accounting Officer)